Exhibit 99.1

MEDQUIST ANNOUNCES

PRELIMINARY, PARTIAL AND UNAUDITED FINANCIAL RESULTS

MT. LAUREL, N.J., November 9, 2005 /PRNewswire-FirstCall via COMTEX/ — MedQuist Inc. (Pink Sheets: MEDQ.PK) announced today certain preliminary, partial and unaudited financial results, and provided updated information regarding previously-announced litigation and governmental investigations and proceedings.   Once the Company completes the financial assessment and review of its billing practices disclosed in the Company’s previous filings with the SEC, the Company expects that KPMG LLP, its independent registered public accounting firm, will review and/or audit the Company’s financial statements, as appropriate. While, at this time, the Company cannot estimate the total costs of (i) the billing review, (ii) defense of the class action matters, (iii) the SEC investigation, and (iv) compliance with the Department of Justice investigation, all of which have been previously disclosed in either the Company’s filings with the SEC or the Company’s press releases, the costs incurred to date by the Company in connection with the foregoing have been included in the results set forth below.  Because the completion of the billing review and resolution of the litigation and governmental investigatory matters are pending, the Company is not certain whether any changes to the accounting treatment of any component of its consolidated financial statements will be required and, if any changes are necessary, whether any such changes would have a material impact on its consolidated financial statements.  Accordingly, the financial information set forth below is preliminary, unaudited, and subject to change based on the completion of the financial assessment and review of the Company’s billing practices, resolution of the class action matters and governmental investigations and proceedings, and the completion of the review and/or audit of its financial statements, as appropriate.

The financial information and related narrative discussion set forth below is derived from the Company’s internal books and records.  The Company cautions investors not to place undue reliance on the financial information presented below.  As a result of the developments described above and in the Company’s previous SEC filings, the Company’s financial statements have not been audited or reviewed by an independent registered accounting firm.  The financial information contained in this press release also has not been audited or reviewed by an independent registered accounting firm.  Such information is not a substitute for the information required to be reported in the Company’s Forms 10-K and Forms 10-Q that have not yet been filed.  There can be no assurance that the results of the billing review, and resolution of the litigation and governmental investigatory matters will not have a material adverse effect on the Company’s revenue, results of operations and financial condition.

Legal Proceedings

Investigations and Proceedings Commenced by the SEC and the Department of Justice

As previously announced, the Securities and Exchange Commission (the “SEC”)  is currently conducting a formal investigation of the Company.  The Company will continue its efforts to cooperate with the SEC.

As previously announced, the Company received an administrative subpoena for documents from the United States Attorney’s Office for the District of Massachusetts on December 17, 2004. The subpoena sought information primarily about the Company’s provision of medical transcription services to governmental and non-governmental customers. The information was requested in connection with a government investigation into whether MedQuist and others violated federal laws in connection with the provision of medical transcription services.  MedQuist continues to cooperate fully with the Department of Justice.

Shareholder Securities Litigation

As previously announced, a shareholder putative class action lawsuit was filed against the Company in the United States District Court District of New Jersey on November 8, 2004. The action, entitled William Steiner v. MedQuist, Inc., et al., Case No. 1:04-cv-05487-FLW (the “Shareholder Putative Action”), was filed against the Company and certain former Company officials, purportedly on behalf of an alleged class of all persons who purchased MedQuist common stock during the period from April 23, 2002 through November 2, 2004, inclusive (the “Class Period”). The complaint specifically alleged that defendants violated federal securities laws by purportedly issuing a series of false and misleading statements to the market throughout the Class Period, which statements allegedly had the effect of artificially inflating the market price of the Company’s securities. The complaint asserts claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5, thereunder. Plaintiff seeks unspecified damages. Named as defendants, in addition to the Company, were its former president & chief executive officer and its former executive vice president & chief financial officer.

On August 16, 2005, a First Amended Complaint in the Shareholder Putative Class Action was filed against the Company in the United States District Court District of New Jersey.  The First Amended Complaint names additional defendants, including certain current and former directors, certain former Company officials, the Company’s former and current external auditors and Koninklijke Philips Electronics N.V.  The First Amended Complaint asserts claims under Sections 10b and 20(a) of the Securities and Exchange Act of 1934 (the “Act”) and Rule 10b5 of the Act.  The Class Period of the original complaint has been expanded 20 months and now includes the period from March 29, 2000 through June 14, 2004.  On October 17, 2005, the Court entered an order under which plaintiffs will file a Second Amended Complaint on or before November 15, 2005.  The order also sets forth a briefing schedule for the filing of anticipated motions to dismiss. The Company believes that the claims asserted in the Shareholder Putative Class Action have no merit and intends to vigorously defend the putative action.

Customer Litigation

As previously announced, a putative class action was filed in the United States District Court Central District of California. The action, entitled South Broward Hospital District, dba Memorial Regional Hospital, et al. v. MedQuist, Inc. et al., Case No. CV-04-7520-TJH-VBKx, was filed on September 9, 2004 against the Company and certain present and former Company officials, purportedly on behalf of an alleged class of non-Federal governmental hospitals and medical centers that the complaint claims were wrongfully and fraudulently overcharged for transcription services by defendants. The complaint charges fraud, violation of the California Business and Professional Code, unjust enrichment, conversion, negligent supervision and violation of the federal RICO statute. Plaintiffs seek damages in an unspecified amount, plus costs and interest, an injunction against alleged continuing illegal activities, an accounting, punitive damages and attorneys’ fees. Named as defendants, in addition to the Company, were a senior vice president, its former executive vice president of marketing and new business development, a senior vice president, its former executive vice president and chief legal officer, and its former executive vice president and chief financial officer.

On December 20, 2004, the Company and individual defendants filed motions to dismiss for lack of personal jurisdiction and improper venue, or in the alternative, to transfer the putative action to the United States District Court District of New Jersey.  On February 2, 2005, plaintiffs filed a Second Amended Complaint both adding and deleting named plaintiffs in an attempt to keep the putative action in the United States District Court Central District of California.  On March 30, 2005, the United States District Court Central District of California issued an order transferring the putative action to the United States District Court District of New Jersey.

On August 1, 2005, the Company and the individual defendants filed their respective Answers denying the material allegations contained in the Second Amended Complaint.  On August 31, 2005, the Company and individual defendants filed motions to dismiss the Second Amended Complaint for failure to state a claim and a motion to dismiss in favor of arbitration, or in the alternative, to stay pending arbitration.  The Court has set December 14, 2005 as the hearing date for both motions to dismiss.  The Company believes that the claims asserted have no merit and intends to vigorously defend the putative action.

Medical Transcriptionist Litigation

Hoffman Putative Action

As previously announced, a putative class action lawsuit was filed against the Company in the United States District Court Northern District of Georgia. The action, entitled Brigitte Hoffman, et al. v. MedQuist, Inc., et al., Case No. 1:04-CV-3452, was filed with the Court on November 29, 2004 against the Company and certain current and former Company officials, purportedly on behalf of an alleged class of current and former employees and statutory workers of MedQuist, from January 1, 1998 to the time of the filing of the complaint (the “Class Period”), who are or were compensated on a “per line” basis for medical transcription services (the “Class Members”). The complaint specifically alleged that defendants systematically and wrongfully underpaid the Class Members during the Class Period. The complaint asserted the following causes of action: fraud, breach of contract, demand for accounting, quantum meruit, unjust enrichment, conversion, negligence, negligent supervision, and Racketeer Influenced and Corrupt Organizations (“RICO”) Act violations. Plaintiffs seek unspecified compensatory damages, punitive damages, disgorgement and restitution.  The Company believes that the claims asserted have no merit and intends to vigorously defend the putative action.

Myers Putative Action

As previously announced, a putative class action entitled, Myers, et al. v. MedQuist Inc. and MedQuist Transcriptions, Ltd., Case No. 05CV 4608 (JBS), was filed against the Company on September 22, 2005 in the United States District Court District of New Jersey. The action was allegedly brought on behalf of a putative class of MedQuist’s employee and independent contractor transcriptionists who claim that they contracted with the Company to be paid per “AAMT line,” but were underpaid due to intentional miscounting of the number of characters and lines transcribed. The AAMT unit of measure was jointly developed by the American Association of Medical Transcriptionists and other industry groups, but is no longer supported by these groups due to ambiguities inherent in the definition. The named plaintiffs assert claims for breach of contract, unjust enrichment, and request an accounting.

The allegations contained in the Myers putative action are substantially similar to those contained in the Hoffman putative action that is pending in the United States District Court Northern District of Georgia . The Company is seeking to have the Hoffman putative action transferred to United States District Court District of New Jersey and will request that it be consolidated with the Myers putative action. As with the Hoffman putative action, the Company believes that the claims asserted in the Myers putative action have no merit and intends to vigorously defend both putative actions.

Derivative Litigation

On October 4, 2005, the Company announced the dismissal with prejudice of a shareholder derivative action filed in United States District Court District of New Jersey  The suit, Rhoda Kanter (Plaintiff) v. Hans M. Barella et al. (Defendants), was filed on November 12, 2004 against Koninklijke Philips Electronic N.V. (“Philips”) and ten current and former members of MedQuist’s Board of Directors. MedQuist was named as a nominal defendant.

In a ruling dated September 21, 2005, the Court found Plaintiff’s allegations that MedQuist’s Board members breached their fiduciary duties to the Company to be insufficient. The Plaintiff had alleged that for a period from 2001 through 2004, the Defendants violated their fiduciary duties by permitting artificial inflation of billing figures; failing to adequately ensure accurate and lawful billing practices; and failing to accurately report the Company’s true financial condition in its published financial statements. To the contrary, the Court concluded: “Far from alleging facts supporting a substantial likelihood of liability, Plaintiff here has painted a picture of a board of directors that acted responsively given the circumstances . . . .” On October 3, 2005, plaintiffs filed a motion for reconsideration of the Court’s order dismissing the action with prejudice.  The motion for reconsideration has been fully briefed and submitted to the Court.

MedQuist Inc. — Preliminary and Unaudited Financial Information (in millions)

	Three months ended
	9/30/2004	9/30/2005
Revenue (1)	$113	$102

Operating income (1)	6	(12)

Cash (2)	192	199

Debt (2)
— Current	<0.1	—
— Long term	—	—

	Nine months ended
	9/30/2004	9/30/2005
Revenue (3)	$344	$315

Operating income (3)	26	(20)

Cash (2)	192	199

Debt (2)
— Current	<0.1	—
— Long term	—	—

Notes:

(1)  Information presented for the three months ended

(2)  Information presented as of the date

(3)  Information presented for the nine months ended

Three months ended September 30, 2005

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue decreased from approximately $113 million for the three months ended September 30, 2004 to approximately $102 million for the comparable 2005 period. The decline in revenues largely relates to a decrease in the volume of transcription services.  This decline resulted from volume decline from both existing clients and clients for whom we no longer provide transcription services.  Additionally, while pricing pressures continue on the base transcription business, the pricing pressure has not had as great an impact on revenue during the three months ended September 30, 2005 as in prior quarters.  Management expects these revenue trends will continue in the fourth quarter of 2005.  Management anticipates that pricing pressure will continue for the foreseeable future, but that new sales and customer satisfaction initiatives will cause transcription volume to level off or improve in 2006.

Operating Income:

Preliminary results indicate that operating income declined $18 million from an operating profit of approximately $6 million for the three months ended September 30, 2004 to an operating loss of approximately $12 million for the comparable 2005 period.  Operating income has been affected primarily by approximately $13 million in costs incurred during the three months ended September 30, 2005 related to the ongoing billing review, including: (i) legal fees incurred in connection with governmental investigations and proceedings and defense of the class action matters, (ii) customer accommodation payments and credits, and (iii) non-legal professional fees.   Such costs represent an $11 million increase over similar costs incurred for the same period in 2004 and are also higher than experienced in the first six months of 2005.  Operating profit was also impacted by the $11 million decline in revenue over the same period.

Nine Months ended September 30, 2005

Revenues:

Preliminary, unaudited results indicate that the Company’s revenue decreased from approximately $344 million for the nine months ended September 30, 2004 to approximately $315 million for the comparable 2005 period.  The decline in revenues includes the impact of the result of reductions in contracted transcription service rates as well as declines in transcription service volumes.

Operating Income:

Preliminary, unaudited results indicate that operating income declined $46 million from an operating profit of approximately $26 million for the nine months ended September 30, 2004 to an operating loss of approximately $20 million for the comparable 2005 period.  Operating income has been affected primarily by approximately $29 million in costs associated with separation and replacement of the Company’s management team, including members at the executive level, and costs incurred in 2005 related to the ongoing billing review, including: (i) legal fees incurred in connection with governmental investigations and proceedings and defense of the class action matters, (ii) customer accommodation payments and credits, and (iii) non-legal professional fees.  Such costs represent an increase of approximately $22 million over similar costs incurred for the comparable time period in 2004. Operating profit was also impacted by the $29 million decline in revenue over the comparative period, which represents the impact of both the pricing pressures experienced more strongly in the first six months of 2005 and of volume declines throughout the nine months ended September 30, 2005.

Balance Sheet Highlights:

At September 30, 2005, the Company had $199 million in cash and cash equivalents and no debt.  There were no additional issuances of capital stock or other securities for the nine-month period ended September 30, 2005.

The Company expects to incur significant costs and expenses in the future relating to the ongoing billing review, defense of the class action matters and governmental investigations and proceedings, and accommodation agreements.  These costs and expenses include (i) legal fees relating to the SEC and

Department of Justice investigations and proceedings, (ii) legal fees relating to defense and resolution of the litigation matters described above, (iii) customer accommodation payments and credits, and (iv) non-legal professional fees.  The timing and level of these costs and expenses is, in many cases, not within the Company’s control.  While the Company is unable to predict the timing and level of these costs and expenses, the Company currently believes that it has sufficient resources, including cash on hand and cash flow from operations to fund these costs and expenses.  However, there can be no assurance that unanticipated changes in the level of these costs will not exceed the Company’s available cash resources, nor can there be any assurance that sufficient financing from external sources will be available to the Company on acceptable terms.  In the event that the Company’s cash requirements exceed its available cash resources, or if the timing of such costs and expenses requires the Company to divert cash resources away from operations, the Company may not be able to execute its operating plan, which could have a material adverse effect on the Company’s business and results of operations.

Other Developments

Restructuring:

In conjunction with the Company’s movement to a single national service and support organization, a restructuring plan has been developed which consolidates approximately forty facilities and centralizes certain components of the business.   The Company is expecting to incur restructure costs associated with this restructuring plan of up to $8.5 million over the next twelve months and the restructuring is expected to generate annualized savings of approximately $18.5 million.  Specifically, the move toward a new structure and delivery model will be supported by the following actions:

•                    MedQuist will shift resources to a single national service delivery and support organization for all of the Company’s services and products, eliminating local service centers. The Company expects this transition to result in the consolidation of approximately forty facilities over the next twelve months.

•                    In conjunction with the shift to centralized customer service delivery, the Company’s national service delivery and support organization will, in the fourth quarter of this year, begin to implement its Qtinuum of Care initiative.

•                  To drive greater customer focus, the Company’s product management group will be moving under the direction of the Chief Technology Officer. Additionally, new products in the area of voice capture, speech recognition and on-premise transcription solutions will be introduced within the next twelve months.

•                    The Company’s Sales and Marketing organizations have been combined.

The Company anticipates that all actions associated with the plan will be complete by the end of the third quarter of 2006, and that it will record restructuring charges up to $8.5 million pre-tax, which includes the following components:

•                  Approximately $1.5 million in connection with employee severance payments; and

•                    Approximately $5 to $7 million in connection with facility exit costs.

As a result of the plan, the Company also expects to realize annualized savings of approximately $18.5 million. The plan does not contemplate reductions of, and the Company has no current intentions to reduce, its medical transcription workforce.  Rather, the Company will continue in its efforts to hire additional qualified transcriptionists.  Further, although the Company is consolidating its local service centers as described above, customer-facing teams, lead by account managers, will continue to coordinate customer support on the local level.  The customer-facing teams will work with and be supported by the Company’s centrally managed customer service organization.

About MedQuist:

MedQuist, a member of the Philips Group of Companies, is a leading provider of electronic medical transcription, health information and document management products and services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Press Release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Press Release include, without limitation, statements about the Company’s results of operations and financial condition. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events of the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company’s actual results may differ from the forward-looking statements for many reasons, including any direct or indirect impact of the matters disclosed in the Form 12b-25 filed by the Company on November 9, 2005 on the Company’s operating results or financial condition; any continuation of pricing pressures and declining billing rates; difficulties relating to the implementation of management changes throughout the Company; and the outcome of pending and future legal and regulatory proceedings and investigations, including costs and expenses related thereto.

SOURCE:	MedQuist Inc. Web site: http://www.medquist.com

CONTACT:	Craig Martin Feinstein Kean Healthcare Phone: 617.761.6729 Email: craig.martin@fkhealth.com